Exhibit 99.1

Graphjet Technology Names Liu Yu Chief Operating Officer and Chief Scientific Officer

Innovative technological leader to oversee all technical, operational, customer support and business development initiatives

KUALA LUMPUR, Malaysia – December 5, 2024 – Graphjet Technology (“Graphjet” or “the Company”) (Nasdaq:GTI), a leading developer of patented technologies to produce graphite and graphene directly from agricultural waste, today announced that it has promoted Mr. Liu Yu, Graphjet’s current Head of Research and Chief Scientific Officer, to the role of Chief Operating Officer and Chief Scientific Officer

Mr. Liu Yu is an innovative technological leader with more than two decades of experience and a deep understanding of Graphjet and the opportunities ahead for the business as he has served as the Company’s Head of Research and Chief Scientific Officer since inception. In his new role, Mr. Liu Yu will oversee the Company’s production operation, business development and customer support and will maintain his leadership of all technological initiatives.

“Mr. Liu Yu is an important member of our executive leadership at Graphjet and has been invaluable in supporting us commercialize our novel green graphite technology, which is key to our future successes,” said Aiden Lee, CEO and Co-Founder of Graphjet. “Given his familiarity with our business and operations, he is the ideal candidate to drive the Company’s production operations, business development and customer support, while continuing to lead all technological initiatives. Mr. Liu Yu’s contributions to both Graphjet’s technology and our business growth highlight the importance of his new role in shaping our future as we position the Company as the primary player in the production of graphite for many industries.”

Before Graphjet, from September 2018 until February 2022, Mr. Liu Yu served on the board of directors of Zhonghe Industries Sdn. Bhd., a company that specializes in the renewal of used lubricant oil into base oil. He has been a director on the board of Zhonghe Tiancheng Beijing Technology Development Co. Ltd. since 2018. Mr. Liu Yu served as general manager of Beijing Anda Century Investment Consulting Co. Ltd., a company that involves investment and trading, from February 2011 to September 2017. From September 2005 until May 2010, Mr. Liu Yu served as deputy general manager at Chi Feng Tuo Industrial Co. Ltd, a business specializing in mining products development and surveyance of mining sites. From April 2002 to August 2005, Mr. Liu Yu was a manager at Beijing Anjiabao Co., Ltd., which specializes in real estate and property brokerage and sales. Mr. Liu Yu worked as a sales executive for Beijing Capital Gold Network Real Estate Company, a real estate and property development business, from June 2000 to March 2002. Mr. Liu Yu graduated from Beijing Science Technology and Management College in 1999.

About Graphjet Technology Sdn. Bhd.

Graphjet Technology Sdn. Bhd. (Nasdaq: GTI) was founded in 2019 in Malaysia as an innovative graphene and graphite producer. Graphjet Technology has the world’s first patented technology to recycle palm kernel shells generated in the production of palm seed oil to produce single layer graphene and artificial graphite. Graphjet’s sustainable production methods utilizing palm kernel shells, a waste agricultural product that is common in Malaysia, will set a new shift in graphite and graphene supply chain of the world. For more information, please visit https://www.graphjettech.com/.

Cautionary Statement Regarding Forward-Looking Statements

The information in this press release contains certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “aim,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) changes in the markets in which Graphjet competes, including with respect to its competitive landscape, technology evolution or regulatory changes; (ii) the risk that Graphjet will need to raise additional capital to execute its business plans, which may not be available on acceptable terms or at all; (iii) Graphjet is beginning the commercialization of its technology and it may not have an accurate estimate of future capital expenditures and future revenue; (iv) statements regarding Graphjet’s industry and market size; (v) financial condition and performance of Graphjet, including the anticipated benefits, the implied enterprise value, the financial condition, liquidity, results of operations, the products, the expected future performance and market opportunities of Graphjet; (vi) Graphjet’s ability to develop and manufacture its graphene and graphite products; and (vii) those factors discussed in our filings with the SEC. You should carefully consider the foregoing factors and the other risks and uncertainties that will be described in the “Risk Factors” section of the documents to be filed by Graphjet from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward- looking statements, and while Graphjet may elect to update these forward-looking statements at some point in the future, they assume no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, unless required by applicable law. Graphjet does not give any assurance that Graphjet will achieve its expectations.

Graphjet Technology Contacts

Investors

GraphjetIR@icrinc.com

Media

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